Exhibit 99.1

Investor Contact: Frank Yoshino Vice President, Finance +1 714 885-3697 frank.yoshino@emulex.com	Press Contact: Katherine Lane Director, Corporate Communications +1 714 885-3828 katherine.lane@emulex.com
Emulex to Acquire ServerEngines
Acquisition to Strengthen Company’s Leadership Position
in the Network Convergence Market
COSTA MESA, Calif., June 7, 2010 — Emulex Corporation (NYSE:ELX) today announced that it has signed a definitive agreement to acquire ServerEngines Corporation, a privately held, fabless semiconductor company founded in 2004 and headquartered in Sunnyvale, California.
“Over the past two years, our partnership model with ServerEngines has been an extremely effective strategy to establish Emulex in both the 10Gb/s Ethernet and converged networking markets,” said Jim McCluney, Emulex’s President and Chief Executive Officer. “However, the combination of ServerEngines’ Ethernet and Internet Small Computer System Interface (iSCSI) expertise with our own data center technologies and world-class engineering team in an acquisition provides a significant opportunity to solidify Emulex’s Ethernet-driven network convergence strategy for 2011 and beyond,” McCluney added.
ServerEngines has two primary product families focused on the server and storage market:
•	ServerEngines’ BladeEngine™ family of 10Gb/s Ethernet ASICs provides a best-of-breed performance, and is architected to meet the cost and footprint requirements for Local Area Network on Motherboard (LOM) applications. Using this ASIC for board level products, Emulex’s award-winning OneConnect™ Universal Converged Network Adapters (UCNAs) have been selected by leading server and storage Original Equipment Manufacturers (OEMs) including Dell, EMC, Hitachi Data Systems, HP, IBM and NetApp for connectivity solutions

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•	ServerEngines’ Pilot family of Server Management Controllers reside down on the motherboard enabling remote IP based “lights out” management capabilities including Baseboard Management Control, Graphics and KVM-Over-IP for server platforms. Pilot ASICs are currently being used by leading industry standard server OEMs and Original Design Manufacturers (ODMs) including Cisco, HP, NEC, and Unisys.
ServerEngines has approximately 170 employees, primarily engineers, based in Sunnyvale, California; Austin, Texas and Hyderabad, India.
McCluney continued, “We believe that the addition of LOMs and Pilot Server Management Controllers from the acquisition will broaden our strategic position as a key infrastructure provider to server OEMs by providing a single and simplified interface for customers to engage on future development, support and communications as converged networks move out of the labs and into production environments over the next year. We also expect the acquisition will provide a more cost effective model in the 10Gb/s Ethernet LOM and UCNA markets, as well as enabling us to more effectively address opportunities in the target storage market, as our volumes increase in 2011,” McCluney added. “We estimate that the incremental opportunity for the new products to be acquired, will add as much as $350 million to our Total Addressable Market (TAM) by 2013,” McCluney concluded.
Under the terms of the merger agreement and subject to satisfaction of the closing conditions, Emulex will acquire ServerEngines for approximately $78 million in cash and eight million shares of Emulex stock to be issued at closing. Using Friday’s closing price of $10.11, this would represent an additional $81 million of consideration. The agreement further provides for the payment of an additional four million shares of Emulex stock, which will be issuable if the ServerEngines business achieves certain milestones targeted for completion by the end of 2011. Emulex will also assume the outstanding ServerEngines debt, including debt owed to Emulex, which is currently $25 million, other liabilities, and ServerEngines stock options upon close. Both the Emulex and ServerEngines’ boards have unanimously approved the acquisition and it

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is expected to be completed in July 2010, subject to receipt of ServerEngines stockholder approval and satisfaction of other closing conditions.
BUSINESS OUTLOOK
Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, Emulex is reiterating its guidance of total net revenues in the range of $100 - $103 million for its fourth fiscal quarter ending June 27, 2010 provided on its April 2010 earnings call. With the addition of approximately $1 million in transaction related legal and other expenses during the 2010 fourth quarter, the Company now expects non-GAAP earnings per diluted share of $0.15 - $0.17 in the fourth quarter. On a GAAP basis, Emulex expects earnings per diluted share of $0.04 - $0.06 in the fourth quarter. GAAP estimates for the fourth quarter reflect approximately $0.11 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation. Based on the anticipated time of closing of the ServerEngines acquisition, the GAAP estimates for the fourth quarter do not reflect any amortization or equity compensation charges associated with the transaction.
Upon completing the acquisition, the Company expects the Pilot products will provide up to an additional $4 million per quarter in total net revenues. The Company’s outstanding share count will increase by eight million in the quarter in which the transaction closes, and if the earn out milestones are each met, an additional two million shares are expected to be issued in the Company’s fiscal year 2011, and an additional two million shares are expected to be issued in fiscal year 2012. The merger agreement provides for acceleration of these payments in certain events. Taking into account this increase in fully diluted shares and the expected timing of issuance, the transaction is expected to reduce GAAP and non-GAAP earnings per diluted share by $0.09 cents per quarter through the second half of calendar 2010, and become accretive in calendar 2011. The GAAP earnings per diluted share for the same period will be impacted by additional amortization and stock-based compensation charges related to the acquisition.
Additional details and financial information related to the acquisition will be shared during our conference call scheduled for today at 2:30 p.m. PDT (5:30 p.m. EDT). Emulex President and Chief Executive Officer Jim McCluney and Executive Vice President and Chief Financial

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Officer Michael Rockenbach will host the call. To participate in this conference call, please call (800) 236-9788, passcode 6042250 or you may access the call live, via the Emulex website at http://investor.emulex.com. A replay of the call will be available via a webcast at http://investor.emulex.com for 12 months. In addition, there will be an audio replay of the conference call available for 7 days after the original call. The dial-in number for the replay is (888) 203-1112, passcode 6042250.
To learn more about Emulex, please visit: http://www.emulex.com
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About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
Emulex Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include, among other things, statements concerning Emulex’s proposed acquisition of ServerEngines, including anticipated timing of close, anticipated benefits expected from the acquisition, expected impact on the Company’s results of operations and financial condition, and expected market opportunities; as well as expectations of other future events and future performance. Emulex wishes to caution readers that a number of significant factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated benefits of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, and other risks inherent in acquisitions of businesses, including unanticipated costs and expenditures, potential changes in relationships with strategic partners, potential contractual or intellectual property issues, and potential accounting charges and write-downs; as well as changes in economic and industry conditions and the effects of ongoing global economic uncertainty, changes in end user demand for technology solutions; the effect of any actual or potential unsolicited offers to acquire Emulex; Emulex’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the effect of rapid migration of customers towards newer, lower cost product platforms; slower than expected growth of the storage networking market or the failure of our OEM customers to successfully incorporate our products into their systems; delays in product development; the highly competitive nature of the markets for our products; our ability to gain market acceptance for our products; any inadequacy of Emulex’s intellectual property protection or the potential for third-party claims of infringement; Emulex’s ability to attract and retain skilled personnel; and Emulex’s reliance on third-party suppliers. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and

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10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
Note Regarding Non-GAAP Financial Information. To supplement our GAAP earnings per share guidance, we have included non-GAAP diluted earnings per share guidance in this press release and the associated webcast. This non-GAAP financial measure excludes certain expenses and reflects an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide additional information on factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to more fully understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.
Our non-GAAP diluted per share guidance reflects adjustments based on the following items, as well as the related income tax effects:
•	Amortization of existing intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, for comparing performance over multiple periods, it may be viewed as part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a useful means of comparing the Company’s historical and projected performance. Amortization of intangibles will recur in future periods.

•	Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

•	Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s 2009 unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. Such costs are generally unrelated to our core business and, while such costs will continue until the related litigation with Broadcom has been resolved, we believe that such costs are infrequent in nature.

•	Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate. Although we are using an actual interim effective tax rate instead of an annualized effective tax rate in calculating GAAP net income, we believe that eliminating the tax impact associated with this timing difference is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that a similar adjustment may recur in future periods.
Forward-Looking Non-GAAP Financial Measures
The Company has included a forward looking non-GAAP diluted earnings per share measure in this press release. This non-GAAP financial measure is adjusted to exclude: (1) stock based compensation, and (2) amortization of intangibles, in each case, related to consummation of the acquisition. The Company has not included in this press release a reconciliation of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure because, due to variability and difficulty in making accurate forecasts and projections or certain information not being ascertainable or accessible, not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available to the Company without unreasonable efforts.

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The probable significance of providing a forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

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Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months
Ending
June 27, 2010

Non-GAAP diluted earnings per share guidance	$0.15 - $0.17

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.05
Stock-based compensation expense	0.04
Other charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.01
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	0.01

GAAP diluted earnings per share guidance	$0.04 - $0.06

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